Exhibit 19.1

AMERICAN SUPERCONDUCTOR CORPORATION

Insider Trading Policy

(Amended and Restated as of January 22, 2024)

1.	BACKGROUND AND PURPOSE

The federal securities laws prohibit any member of the Board of Directors (a “Director”) and any employee of American Superconductor Corporation (together with its subsidiaries, the “Company”) from purchasing or selling Company securities on the basis of material nonpublic information concerning the Company, or from tipping material nonpublic information to others. These laws impose severe sanctions on individuals who violate them. In addition, the Securities and Exchange Commission (the “SEC”) has the authority to impose large fines on the Company and on the Company’s Directors, executive officers and controlling stockholders if the Company’s employees engage in insider trading and the Company has failed to take appropriate steps to prevent it (so-called “controlling person” liability).

This insider trading policy is being adopted in light of these legal requirements, and with the goal of helping:

●	prevent inadvertent violations of the insider trading laws;

●	avoid embarrassing proxy disclosure of reporting violations by persons subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”);

●	avoid even the appearance of impropriety on the part of those employed by, or associated with, the Company;

●	protect the Company from controlling person liability; and

●	protect the reputation of the Company, its Directors and its employees.

2.	PROHIBITIONS RELATING TO TRANSACTIONS IN THE COMPANY’S SECURITIES – ALL DIRECTORS AND EMPLOYEES

2.1    Covered Persons. This Section 2 applies to:

●	all Directors;

●	all employees;

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all family members of Directors and employees who share the same address as, or are financially dependent on, the Director or employee and any other person who shares the same address as the Director or employee (other than (x) an employee or tenant of the Director or employee or (y) another unrelated person whom a Pre-Clearance Officer (as defined in Section 3.3(a)) determines should not be covered by this Section 2); and

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all corporations, partnerships, trusts or other entities owned or controlled by any of the above persons, unless the entity has implemented policies or procedures designed to ensure that such person cannot influence transactions by the entity involving Company securities.

2.2    Prohibition on Trading While Aware of Material Nonpublic Information.

(a)    Prohibited Activities. Except as provided in Section 4, no person or entity covered by this Section 2 may:

●	purchase, sell or donate any securities of the Company while he or she is aware of any material nonpublic information concerning the Company or recommend to another person that they do so;

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disclose to any other person any material nonpublic information concerning the Company if such person may misuse that information, such as by purchasing or selling Company securities or tipping that information to others;

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purchase, sell or donate any securities of another company in the Company’s industry or the industry of a company that is the subject of a potential strategic transaction with the Company while he or she is aware of any material nonpublic information concerning the Company or such other company that he or she learned in the course of his or her service as a Director or employee of the Company or recommend to another person that they do so;

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purchase, sell or donate any securities of another company while he or she is aware of any material nonpublic information concerning such other company which he or she learned in the course of his or her service as a Director or employee of the Company or recommend to another person that they do so; or

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disclose to any other person any material nonpublic information concerning another company which he or she learned in the course of his or her service as a Director or employee of the Company if such person may misuse that information, such as by purchasing or selling securities of such other company or tipping that information to others.

(b)    Application of Policy After Cessation of Service. If a person ceases to be a Director or employee of the Company at a time when he or she is aware of material nonpublic information concerning the Company, the prohibition on purchases, sales or donations of Company securities in Section 2.2(a) shall continue to apply to such person until that information has become public or is no longer material.

2.3     Prohibition on Pledges. No person or entity covered by this Section 2 may pledge Company securities as collateral for a loan. However, an exception may be granted where a person wishes to pledge Company securities as collateral for a loan and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge Company securities as collateral for a loan must submit a request for approval to a Pre-Clearance Officer.

2.4    Prohibition on Hedging Transactions. No person or entity covered by this Section 2 may purchase financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly.

2.5    Prohibition on Short Sales. No person or entity covered by this Section 2 may engage in any short sales of Company securities, including short sales “against the box”.

3.	ADDITIONAL PROHIBITIONS APPLICABLE TO DIRECTORS, EXECUTIVE OFFICERS AND DESIGNATED EMPLOYEES

3.1    Covered Persons. This Section 3 applies to:

●	all Directors;

●	all executive officers;

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such other employees as are designated from time to time by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the General Counsel as being subject to this Section 3 (“the Designated Employees”);

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all family members of Directors, executive officers and Designated Employees who share the same address as, or are financially dependent on, the Director, executive officer or Designated Employee and any other person who shares the same address as the Director, executive officer or Designated Employee (other than (x) an employee or tenant of the Director, executive officer or Designated Employee or (y) another unrelated person whom a Pre-Clearance Officer determines should not be covered by this Section 3); and

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all corporations, partnerships, trusts or other entities controlled by any of the above persons, unless the entity has implemented policies or procedures designed to ensure that such person cannot influence transactions by the entity involving Company securities.

For purposes of this Policy, any person or entity covered by this Section 3.1 is referred to as a “Blackout Person.”

3.2    Corporate Blackout Periods. Except as provided in Section 4, no Blackout Person may purchase, sell or donate any securities of the Company during the following time periods (each, a “corporate blackout period”):

●	beginning two weeks prior to the end of each fiscal quarter and ending upon the completion of the second full trading day after the public announcement of earnings for such quarter; and

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during such other periods as may be established from time to time by the Board, the Chief Executive Officer, the Chief Financial Officer or the General Counsel, by notice to the affected persons and entities, in light of particular events or developments affecting or involving the Company; provided that such a corporate blackout period shall cover only those persons or entities as are designated in such notice as being subject to such corporate blackout period. In addition, no Blackout Person shall inform any person or entity not covered by such corporate blackout period that a corporate blackout period has been imposed.

3.3    Notice and Pre-Clearance of Transactions.

(a)    Pre-Transaction Clearance. No Blackout Person may purchase, sell or otherwise acquire or dispose of securities of the Company, other than in a transaction permitted under Section 4, unless such person pre-clears the transaction with either the Chief Financial Officer or the General Counsel (each, a “Pre-Clearance Officer”). Notwithstanding the foregoing, (i) the Lead Director of the Board of Directors shall be deemed a “Pre-Clearance Officer” for purposes of this Section 3.3 solely to clear transactions by the Chief Executive Officer or persons or entities subject to this policy as a result of their relationship with the Chief Executive Officer; and (ii) the Chief Executive Officer shall be deemed a “Pre-Clearance Officer” for purposes of this Section 3.3 solely to clear transactions by the Chief Financial Officer or persons or entities subject to this policy as a result of their relationship with the Chief Financial Officer. A request for pre-clearance shall be made in accordance with any procedures that may be established by a Pre-Clearance Officer. The Pre-Clearance Officers shall have sole discretion to decide whether to clear any contemplated transaction. The Lead Director of the Board of Directors shall have sole discretion to decide whether to clear transactions by the Chief Executive Officer or persons or entities subject to this policy as a result of their relationship with the Chief Executive Officer, the Chief Executive Officer shall have sole discretion to decide whether to clear transactions by the Chief Financial Officer or persons or entities subject to this policy as a result of their relationship with the Chief Financial Officer, and the Chief Financial Officer shall have sole discretion to decide whether to clear transactions by the General Counsel or persons or entities subject to this policy as a result of their relationship with the General Counsel. All trades that are pre-cleared must be effected within five business days of receipt of the pre-clearance unless a specific exception has been granted by a Pre-Clearance Officer. A pre-cleared trade (or any portion of a pre-cleared trade) that has not been effected during the five business day period must be pre-cleared again prior to execution. Notwithstanding receipt of pre-clearance, if person or entity seeking pre-clearance becomes aware of material non-public information or becomes subject to a corporate blackout period before the transaction is effected, the transaction may not be completed.

(b)    Post-Transaction Notice. Each Blackout Person who is subject to reporting obligations under Section 16 of the Exchange Act shall also notify the Pre-Clearance Officer (or his or her designee) of the occurrence of any purchase, sale or other acquisition or disposition of securities of the Company as soon as possible following the transaction, but in any event within one business day after the transaction. This notification, which may be oral, in writing or via e-mail, should describe the type of transaction that occurred (an open market purchase, a privately negotiated sale, an option exercise, etc.), the date of the transaction, the number of shares covered by the transaction, the purchase or sale price (if applicable), and whether the transaction was effected by the Director or executive officer or by a related person or entity. For purposes of this Section 3.3(b), a purchase, sale or other acquisition or disposition shall be deemed to occur at the time the person or entity becomes irrevocably committed to it; in the case of an open market purchase or sale, this occurs when the trade is executed (not when it settles).

4.	EXCEPTIONS

The prohibitions in Section 2.2(a) and Section 3.2, and the pre-clearance requirement in Section 3.3(a), with respect to purchases, sales and other transactions involving Company securities do not apply to:

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purchases made under an employee stock purchase plan operated by the Company; provided, however, that the securities so acquired may not be sold while the employee is in possession of material, non-public information about the Company or, in the case of a Blackout Person, during a corporate blackout period;

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exercises of stock options or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations, in each case in a manner permitted by the applicable equity award agreement; provided, however, that the securities so acquired may not be sold (either outright or in connection with a “cashless” exercise transaction) while the Director, employee or related person or entity is aware of material nonpublic information or, in the case of a Blackout Person, during a corporate blackout period;

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acquisitions or dispositions of Company common stock under the Company’s 401(k) or other individual account plan which are made pursuant to standing instructions not entered into or modified while the Director, employee or related person or entity is aware of material nonpublic information or, in the case of a Blackout Person, during a corporate blackout period;

●	other purchases of securities from the Company or sales, pledges or gifts of securities to the Company;

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purchases or sales of the Company’s securities made pursuant to a “non-Rule 10b5-1 trading arrangement” as defined in Item 408 of Regulation S-K that (i) was not adopted while the Director, employee or related person or entity was aware of material nonpublic information or, in the case of a Blackout Person, during a corporate blackout period, (ii) has been pre-approved by a Pre-Clearance Officer prior to its adoption and (iii) has not been modified after such initial pre-clearance without such amendment or modification being pre-approved in advance by a Pre-Clearance Officer; and

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purchases or sales of the Company’s securities made pursuant to a binding contract, written plan or specific instruction that meets the requirements of, and is adopted and operated in compliance with, Rule 10b5-1 (a “trading plan”); provided such trading plan: (1) is in writing; (2) was submitted to a Pre-Clearance Officer for review and approval prior to its adoption; and (3) was not adopted while the Director, employee or related person or entity was aware of material nonpublic information or, in the case of a Blackout Person, during a corporate blackout period. Trading plans shall be subject to the following requirements:

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The trading plan must (a)(1) specify the amounts, prices, and dates of all transactions under the trading plan; or (2) provide a written formula, algorithm, or computer program for determining the amount, price, and date of the transactions, and (b) prohibit the individual from exercising any subsequent influence over the transactions.

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For Section 16 reporting persons, the trading plan must include a representation that the Section 16 reporting person is (1) not aware of any material nonpublic information about the Company or its securities; and (2) adopting the trading plan in good faith and not as part of a plan or scheme to evade Rule 10b-5.

●	The Company requires a minimum cooling-off period (“cooling-off period”) between the establishment of a trading plan and commencement of any transactions under such plan:

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For Section 16 reporting persons, of the later of 90 days after adoption or modification of a trading plan or two business days after filing the Form 10-K or Form 10-Q covering the fiscal quarter in which the trading plan was adopted or modified, as applicable, up to a maximum of 120 days; and

●	For employees who are not Section 16 reporting persons and any other persons, other than the Company, of 30 days after adoption or modification of a trading plan.

●	Individuals may not adopt more than one trading plan at a time except under the limited circumstances permitted by Rule 10b5-1 and subject to pre-approval by a Pre-Clearance Officer.

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A person acting in good faith may modify a prior trading plan so long as such modifications are made at a time when the trading plan participant does not possess material, non-public information and, in the case of a Blackout Person, outside of a corporate blackout period. Modifications to, or revocations of, a trading plan are subject to pre-approval by a Pre-Clearance Officer and modifications of a trading plan that change the amount, price, or timing of the purchase or sale of the securities underlying a trading plan will trigger a new cooling-off period.The Company reserves the right to publicly disclose, announce, or respond to inquiries from the media regarding the adoption, modification, or termination of a trading plan and non-Rule 10b5-1 trading arrangements, or the execution of transactions made under a trading plan.

5.	REGULATION BTR

5.1    Covered Persons. This Section 5 applies to:

●	all Directors;

●	all executive officers;

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all family members of Directors and executive officers who share the same address as, or are financially dependent on, the Director or executive officer and any other person who shares the same address as the Director or executive officer (other than (x) an employee or tenant of the Director or executive officer or (y) another unrelated person whom a Pre-Clearance Officer determines should not be covered by this Section 5); and

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all corporations, partnerships, trusts or other entities controlled by any of the above persons, unless the entity has implemented policies or procedures designed to ensure that such person cannot influence transactions by the entity involving Company securities.

5.2    Prohibited Transactions. No person or entity covered by this Section 5 may purchase, sell or otherwise acquire or transfer, during a pension fund blackout period (as defined in Regulation BTR promulgated by the SEC) any equity security of the Company if such person or entity acquired such equity security in connection with his or her service or employment (or the service or employment of the related Director or executive officer) as a director or officer of the Company. The pension fund blackout period is separate from and in addition to the trading restrictions imposed by the corporate blackout period.

5.3    Exceptions. The prohibitions on purchases, sales, acquisitions and transfers of Company equity securities during pension fund blackout periods do not apply to any transactions exempted from such prohibition by Regulation BTR.

6.	PENALTIES FOR VIOLATION

Violation of any of the foregoing policies is grounds for disciplinary action by the Company, including employment termination.

7.	COMPANY ASSISTANCE AND EDUCATION

7.1    Education. The Company shall take reasonable steps designed to ensure that all Directors, executive officers and employees of the Company are educated about, and periodically reminded of, the federal securities law restrictions and Company policies regarding insider trading. Each fiscal year, Blackout Persons shall be required to certify their understanding of, and intent to comply with, this policy.

7.2    Assistance. The Company shall provide reasonable assistance to all Directors and executive officers, as requested by such Directors and executive officers, in connection with the filing of Forms 3, 4 and 5 under Section 16 of the Exchange Act. However, the ultimate responsibility, and liability, for timely filing remains with the Directors and executive officers.

7.3    Limitation on Liability. None of the Company, a Pre-Clearance Officer or the Company’s other employees will have any liability for any delay in reviewing, or refusal of, a request to allow a pledge submitted pursuant to Section 2.3, a request for pre-clearance submitted pursuant to Section 3.3(a) or a trading plan or non-Rule 10b5-1 trading arrangement submitted pursuant to Section 4. Notwithstanding any pre-clearance of a transaction pursuant to Section 3.3(a) or review of a trading plan or non-Rule 10b5-1 trading arrangement pursuant to Section 4, none of the Company, a Pre-Clearance Officer or the Company’s other employees assumes any liability for the legality or consequences of such transaction or trading plan to the person engaging in or adopting such transaction, trading plan or non-Rule 10b5-1 trading arrangement.